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                                                                      EXHIBIT 12

                           LYONDELL CHEMICAL COMPANY

          STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES

                             (Millions of dollars)


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
                                                                                  TWELVE                              TWELVE
                                             NINE MONTHS        NINE MONTHS       MONTHS             TWELVE           MONTHS
                                                ENDED              ENDED           ENDED          MONTHS ENDED         ENDED
                                             SEPTEMBER 30,     SEPTEMBER 30,    DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                2001                2000            2000              1999             1998
                                            -------------      -------------    ------------      -------------     ------------
Income from continuing operations
 before income taxes                   A       $(147)             $  759           $  693             $(104)           $ 89

FIXED CHARGES:
  Interest expense, gross                        374                 486              627               717             385
  Portion of rentals representative
   of interest                                    35                  35               46                53              35
                                               -----              ------           ------             -----            ----
     Total fixed charges before
      capitalized interest             B         408                 520              673               770             420
  Capitalized interest                             -                   -                -                 -               -
                                               -----              ------           ------             -----            ----
     Total fixed charges including
      capitalized interest             C         408                 520              673               770             420

EARNINGS (A+B)                         D         261               1,279            1,366               666             509

Ratio of Earnings to Fixed
 Charges (D/C)                                   0.6x                2.5x             2.0x              0.9x            1.2x
                                               =====              ======           ======             =====            ====
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